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                                                                    Exhibit 99.2

                                              GE Commercial Finance
(GE LOGO)                                     Healthcare Financial Services

                                              2 Bethesda Metro Center, Suite 600
                                              Bethesda, Maryland 20814
                                              U.S.A.

                                  May 14, 2007

                                  CONFIDENTIAL

Mr. Ron Zwanziger
Chief Executive Officer
Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, MA 02453

Mr. David Teitel
Chief Financial Officer
Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, MA 02453

Re:  Commitment Letter for $1.3 billion Senior Secured Credit Facility

Dear Gentlemen:

You have advised General Electric Capital Corporation ("GE Capital" or "Agent") and UBS Loan Finance LLC ("UBS", and together with GE Capital, "we", "us" or "our") that Inverness Medical Innovations, Inc. ("Innovations" or "you") is seeking, on behalf of certain of its subsidiaries to be determined (such subsidiaries are collectively referred to herein as the "Borrowers" and individually as a "Borrower"), not in excess of $1.3 billion of financing (the "Financing") (i) partially to finance the proposed all cash acquisition (the "Acquisition") by a subsidiary of Innovations ("Acquisition Co.") of all of the issued and outstanding stock (the "Shares") of BioSite Incorporated (the "Target"), (ii) to refinance existing indebtedness of Innovations and its subsidiaries and (iii) for general working capital purposes, capital expenditures, permitted acquisitions and other general corporate purposes as provided for in the definitive Financing documentation. It is further our understanding that the Acquisition will be consummated by Acquisition Co. entering into an Agreement and Plan of Merger (including all annexes and exhibits thereto, the "Acquisition Agreement") with the Target and pursuant to which Acquisition Co. will commence a tender offer (the "Tender Offer") for the Shares. The Tender Offer shall be conditioned upon not less than a majority (calculated on a fully diluted basis) of such Shares and not less than a majority of the voting power of the outstanding shares of capital stock of the Target entitled to vote in the election of directors being validly tendered and not withdrawn. If the Tender Offer, together with any exercise of the "top-up option," does not result in Acquisition Co. acquiring 90% or more of the Shares (or such other amount as is sufficient for Acquisition Co. to effect a "short form" merger under the Delaware General Corporation Law (such amount, the "Minimum Condition")), then Acquisition Co. will acquire 100% of the outstanding capital stock of the Target through a merger of Acquisition Co. with and into the Target (the "Two-Step Merger") pursuant to the Acquisition Agreement. If the

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Minimum Condition is satisfied, immediately following completion of the Tender
Offer, the Target will be merged with and into Acquisition Co. (the "One-Step Merger"; the One-Step Merger or the Two-Step Merger, as applicable, the "Merger") pursuant to a short-form merger under Section 253 of the Delaware General Corporation Law. References herein to the "Transaction" shall include the Acquisition effected by the Tender Offer and the Merger, the financings described herein and all other transactions related to the Acquisition, the Tender Offer and the Merger and such financings.

You have advised us that, upon consummation of the Acquisition, the Target will become a wholly owned direct or indirect subsidiary of Innovations, and substantially all the existing indebtedness of the Target and its subsidiaries will be repaid. In addition, we anticipate that upon the closing of the Transaction that, in addition to the Financing, the capital structure of Innovations and its subsidiaries shall consist of: (i) approximately $14 million of equipment financing notes issued by Innovations, the Target and their respective subsidiaries, (ii) your 3.0% senior subordinated convertible notes due 2016 in a principal amount of up to $150 million (the "Senior Subordinated Convertible Notes") and (iii) senior subordinated debt in a principal amount of $450 million less the principal amount of the Senior Subordinated Convertible Notes issued prior to the Closing Date (as defined in the Term Sheet) (the "Senior Subordinated Debt") issued or incurred by Innovations, the proceeds of which shall be used to partially finance the Acquisition.

You have asked that the Financing include: a $150 million revolving facility (the "Revolver") and a $1.150 billion Term Loan B facility (the "Term Loan B"). Based on our understanding of the Transaction as described above and the information which you have provided to us to date, (a) GE Capital is pleased to offer, directly or through an affiliate, its commitment to provide a portion of the Financing in the amount of $100 million of the Revolver and $1.005 billion of the Term Loan B as described herein and (b) UBS is pleased to offer, directly or through an affiliate, its commitment to provide a portion of the Financing in the amount of $50 million of the Revolver and $145 million of the Term Loan B as described herein, in each case, subject to the terms and conditions outlined in the attached Summary of Terms (the "Term Sheet", and together with this cover letter, this "Commitment Letter").

Syndication.

Each of GE Capital and UBS intends and reserves the right, prior to or after the execution of definitive documentation for the Financing (the "Financing Documentation"), to syndicate all or a portion of its commitments under this Commitment Letter or its loans and commitments under the Financing Documentation, as the case may be, to one or more financial institutions that will become parties to such Financing Documentation pursuant to a syndication to be managed by GE Capital Markets, Inc. ("GECM") (GE Capital, UBS and such financial institutions so becoming parties to such Financing Documentation being collectively referred to as the "Lenders"). The syndication of all or a portion of each of GE Capital's and UBS' commitments and/or loans under the Financing is hereinafter referred to as the "Primary Syndication".

GECM will commence the Primary Syndication at a time mutually agreed upon by GECM and Innovations. It is understood and agreed that GECM will, in consultation with Innovations, manage and control all aspects of the Primary Syndication, including selection of the potential


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other Lenders, determination of when GECM will approach potential other Lenders and the time of acceptance of the other Lenders' commitments, any naming rights, titles or roles to be awarded to the other Lenders, and the final allocations of the commitments among the other Lenders. It is further understood and agreed that (i) no additional agents, co-agents, co-arrangers or co-bookrunners shall be appointed, or other titles, names or roles conferred to any other Lender or any other person or entity, by Innovations or the Borrowers in respect of the Financing, (ii) the amount and distribution of fees among the other Lenders will be at GECM's discretion and (iii) no other Lender will be offered by, or receive from, Innovations or the Borrowers compensation of any kind for its participation in the Financing, except as expressly provided for in this Commitment Letter or the Fee Letter or with the prior written consent of GECM. GECM shall have also been afforded twenty (20) days following your written authorization for the release of the confidential information memorandum prepared as part of the Evaluation Materials (as defined below) and the obtaining of ratings for the Financing from Moody's Investor Services, Inc, and Standard & Poor's and immediately prior to the date of closing of the Financing to complete the Primary Syndication.

In connection with the Primary Syndication, GECM agrees, or shall cause its affiliates, to manage the syndication process such that during the Primary Syndication (i) with respect to every dollar syndicated in respect of the Term Loan B, each such dollar shall reduce each of GE Capital's and UBS' Term Loan B commitments and/or loans on a pro rata basis (determined based on the amount of each such commitment and/or loan of GE Capital and UBS) until such time as GE Capital's Term Loan B commitment and/or loan is reduced to $50 million, and for each dollar syndicated thereafter, to reduce UBS' Term Loan B commitment and/or loan until such time as UBS' Term Loan B commitment and/or loan is reduced to $0, and (ii) with respect to every dollar syndicated of the Revolver commitments, each such dollar shall reduce each of GE Capital's and UBS's Revolver commitments on a pro rata basis (determined based on the amount of each such Revolver commitment of GE Capital and UBS).

Innovations agrees to provide reasonable assistance and cooperation (and to use commercially reasonable efforts to cause the Target, each of their respective affiliates and all other necessary persons to assist and cooperate) with GE Capital, GECM and UBS in connection with the Primary Syndication. Such assistance shall include, without limitation (a) promptly preparing and providing to GE Capital, GECM and UBS all information with respect to Innovations, the Borrowers, the Target and their respective subsidiaries, the Transaction and the other transactions contemplated hereby, including all financial information and projections (the "Projections"), as GE Capital, GECM and UBS may reasonably request in connection with the Primary Syndication, (b) participating in Lender and other relevant meetings (including meetings with rating agencies), (c) providing direct contact during the Primary Syndication between Innovations' senior management, representatives and advisors and those of the Target with potential Lenders, (d) using your commercially reasonable efforts to ensure that GECM's syndication efforts benefit from your and the Target's existing banking relationships, and (e) assisting GECM in the preparation of confidential information memoranda, presentations and other information materials regarding the Financing to be used in connection with the Primary Syndication and confirming (and use commercially reasonable efforts to cause the Target to confirm, but only with respect to such materials relating to the Target), prior to such materials being made available to potential Lenders, that such materials are correct in all material respects and do not or will not, when furnished, contain any untrue statement of a material fact or omit to


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state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made. Innovations also agrees that at its expense, it will work with GE Capital to procure a rating for the Financing from Moody's Investors Service, Inc. and Standard & Poor's Rating Services.

Until the completion of the Primary Syndication (as determined by GECM), Innovations and the Borrowers shall not (and shall cause their affiliates and use commercially reasonable efforts to cause the Target and its subsidiaries not
to), without the prior written consent of GECM, offer, issue, place, syndicate or arrange any debt securities or debt facilities (including any renewals, restatements, restructurings or refinancing of any existing debt securities or debt facilities), attempt or agree to do any of the foregoing, announce or authorize the announcement of any of the foregoing (other than the Senior Subordinated Debt).

Information.

You hereby represent that: (a) all information other than the Projections (the "Information") that has been or will be made available to GE Capital, UBS and GECM by you or any of your affiliates or representatives is or will be, when furnished, correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to us by you or any of your affiliates or representatives have been or will be prepared in good faith based upon reasonable assumptions. You agree that if at any time prior to the closing of the Financing any of the representations in the preceding sentence would be incorrect if the Information or Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information or the Projections, as the case may be, so that such representations will be correct under those circumstances. You understand that in arranging and syndicating the Financing we may use and rely on the Information and Projections without independent verification thereof.

Innovations hereby authorizes and agrees, on behalf of itself, the Target, and their respective affiliates, that the Information, the Projections and all other information provided by or on behalf of Innovations and the Borrowers to GE Capital, UBS and GECM regarding the Transaction, Innovations and the Borrowers, the Target and their respective affiliates in connection with the Financing (collectively, the "Evaluation Material") may be disseminated by or on behalf of GE Capital, UBS and GECM, and made available, to potential other Lenders and other persons, who have agreed to be bound by customary confidentiality undertakings (including, "click-through" agreements), all in accordance with GECM's standard loan syndication practices (whether transmitted electronically by means of a website, e-mail or otherwise, or made available orally or in writing, including at potential Lender or other meetings). Innovations hereby further authorizes GECM to download copies of Innovations' and the Borrowers' and the Target's logos from their respective websites and post copies thereof on an Intralinks(R) workspace and use the logos on any confidential information memoranda, presentations and other marketing and materials prepared in connection with the Primary Syndication.

At GECM's request, Innovations agrees to assist (and shall use its commercially reasonable efforts to cause Target to assist) in the preparation of a version of the information memorandum,


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presentation and other information materials regarding the Financing consisting exclusively of information that is either publicly available or not material with respect to Innovations, the Target, their respective affiliates and any of their respective securities for purposes of United States federal and state securities laws. You also hereby agree that (i) you will identify (and cause the Target to identify) and clearly and conspicuously mark that portion of the Evaluation Materials (other than Evaluation Materials which have previously been filed with the Securities and Exchange Commission) that do not contain any material non-public information with respect to Innovations and the Borrowers or the Target or their securities for purposes of United States federal and state securities laws as "PUBLIC," which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof and (ii) by marking Evaluation Materials as "PUBLIC" or by publicly filing any Evaluation Materials with the Securities and Exchange Commission, GE Capital, UBS, GECM and the other potential Lenders shall be entitled to treat such Evaluation Materials as not containing any material non-public information with respect to Innovations and the Borrowers or the Target or their securities for purposes of United States federal and state securities laws.

Fee Letter.

As consideration for our commitments hereunder and GECM's agreement to structure, arrange and syndicate the Financing, you agree to pay GE Capital and UBS the fees as set forth in the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith with respect to the Financing (the "Fee Letter"). Once paid, such fees shall not be refundable under any circumstances.

Conditions.

The commitments of GE Capital and UBS hereunder, and the agreement of GECM to provide the services described herein, are subject to the following: (i) the absence of a "Company Material Adverse Effect" (as defined in the Acquisition Agreement), (ii) (a) the accuracy and completeness in all material respects of all representations that you make to us (subject to clause (x) below), (b) your compliance in all material respects with the terms of this Commitment Letter and
(c) your compliance in all material respects with the terms of the Fee Letter relating to the payment of fees and expenses and the terms of the syndication "flex" and (iii) the negotiation, execution and delivery of the Financing Documentation, which shall, in each case, be consistent with the Term Sheet as further set forth therein (provided, that, notwithstanding anything in this Commitment Letter, the Fee Letter, the Financing Documentation or any exhibit, annex or schedule hereto or thereto or any other letter agreement or other undertaking concerning the financing of the Transaction to the contrary, (x) the only representations relating to Innovations, the Borrowers, the Target, their respective subsidiaries and their businesses the making of which shall be a condition to availability of the Financing on the Closing Date shall be (A) such of the representations made by the Target in the Acquisition Agreement, as are material to the interests of the Lenders, but only to the extent that you have the right to terminate your obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement and (B) the Specified Representations and (y) the terms of the Financing Documentation shall be in a form such that they do not impair availability of the Financing on the Closing Date if the conditions set forth herein and in the Term Sheet are satisfied, (iv) the initial funding occurring simultaneously with the date that Acquisition Co. acquires the Shares of


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the Target pursuant to the Tender Offer, and (v) the other conditions set forth in the Term Sheet. Those matters that are not covered by or made clear under the provisions of this Commitment Letter are subject to the approval and agreement of GE Capital, UBS and you; provided, that such approvals and agreements shall be in a manner that is consistent with the Term Sheet. For purposes hereof, "Specified Representations" means the representations and warranties set forth in the Financing Documentation relating to corporate power and authority, due authorization, execution and delivery of the Financing Documentation, no conflicts with material contractual restrictions, the enforceability of the Financing Documentation, Federal Reserve margin regulations and the Investment Company Act.

Expenses.

By signing this Commitment Letter, regardless of whether the Financing closes, you agree to pay upon demand to GE Capital, UBS and GECM all fees and expenses (including, but not limited to, all reasonable costs and fees of external legal counsel, environmental consultants, appraisers, auditors and other consultants and advisors, due diligence reports, escrow costs (if applicable), recording and transfer fees and taxes, title charges and survey costs) incurred in connection with this Commitment Letter, the Fee Letter, the Transaction and the Financing (and the negotiation, documentation, closing and syndication thereof).

Confidentiality.

GE Capital and UBS are delivering this Commitment Letter to you with the understanding that you will not disclose the contents of this Commitment Letter, the Fee Letter, or GE Capital's UBS' or GECM's involvement or interest in providing and arranging the Financing to any third party (including, without limitation, any financial institution or intermediary) without GE Capital's and UBS' prior written consent other than to (a) those individuals who are your directors, officers, employees or advisors in connection with the Transaction; provided, that this Commitment Letter (but not the Fee Letter) may also be disclosed to the Target's directors, officers, employees or advisors and any prospective holders of the Senior Subordinated Debt and their advisors (provided you agree to provide to GE Capital and UBS final executed versions of any proposal letter, commitment letter or similar documentation (but not any fee letter) provided in connection with the Transaction by any such holder to you or any of your affiliates), and (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform GE Capital and UBS promptly thereof). You agree to inform all such persons who receive information concerning GE Capital, UBS, GECM, this Commitment Letter or the Fee Letter that such information is confidential and may not be used for any purpose other than in connection with the Transaction and may not be disclosed to any other person, it being understood that the Target may disclose this Commitment Letter without limitation, including to Beckman Coulter, Inc. and its representatives, in the Target's filings with the Securities Exchange Commission and in press releases. The foregoing notwithstanding, upon GE Capital's and UBS' prior written approval, you may (i) disclose to anyone, including the general public, the existence of a $1.3 billion commitment letter from GE Capital and UBS to finance a proposed acquisition of Target, without providing any further details regarding the terms of the Commitment Letter, the Fee Letter, or the details thereof and (ii) disclose this Commitment Letter, but not the Fee Letter, pursuant to legally required disclosure in connection with the Acquisition. Each of GE Capital and UBS reserves the right to review and approve, in


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advance, all materials, press releases, advertisements and disclosures that you prepare or that is prepared on your behalf that contain GE Capital's or UBS' or any their respective affiliate's name or describe GE Capital's or UBS' financing commitment or GECM's role and activities with respect to the Financing; provided, that GE Capital and UBS shall not prohibit any such disclosure that is, in your reasonable discretion, required by law; provided, further, that GE Capital and UBS shall each have the right to approve (which approval shall not be unreasonably withheld or delayed) the content of any such disclosure related to the Acquisition.

Indemnity.

Regardless of whether the Financing closes, you agree to (a) indemnify, defend and hold each of GE Capital, UBS, GECM, each Lender, and their respective affiliates and the principals, directors, officers, employees, representatives, agents and third party advisors of each of them (each, an "Indemnified Person"), harmless from and against all losses, disputes, claims, expenses (including, but not limited to, attorneys' fees), damages, and liabilities of any kind (including, without limitation, any environmental liabilities) which may be incurred by, or asserted against, any such Indemnified Person in connection with, arising out of, or relating to, this Commitment Letter, the Fee Letter, the Financing, the use or the proposed use of the proceeds thereof, the Transaction, any other transaction contemplated by this Commitment Letter, any other transaction related thereto and any claim, litigation, investigation or proceeding relating to any of the foregoing (each, a "Claim", and collectively, the "Claims"), regardless of whether such Indemnified Person is a party thereto, and (b) reimburse each Indemnified Person upon demand for all legal and other expenses incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (each, an "Expense"); provided that no Indemnified Person shall be entitled to indemnity hereunder in respect of any Claim or Expense to the extent that the same is found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Indemnified Person. Under no circumstances shall GE Capital, UBS, GECM or any of their respective affiliates be liable for any punitive, exemplary, consequential or indirect damages that may be alleged to result in connection with, arising out of, or relating to, any Claims, this Commitment Letter, the Fee Letter, the Financing, the use or the proposed use of the proceeds thereof, the Transaction, any other transaction contemplated by this Commitment Letter and any other transaction related thereto. Furthermore, none of GE Capital, UBS, GECM or any of their respective affiliates shall have any liability for any damages arising from the use of information or other materials obtained through electronic, telecommunications or other information transmission systems, other than as may result from the gross negligence or willful misconduct of GE Capital, UBS, GECM or any of their respective affiliates as determined by a final, non-appealable judgment of a court of competent jurisdiction.

Sharing Information; Absence of Fiduciary Relationship.

You acknowledge that GE Capital, UBS, GECM and their affiliates may be providing debt financing, equity capital or other services to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. None of GE Capital, UBS, GECM or any of their respective affiliates will furnish confidential information obtained from you, the Target, and your and their respective officers, directors,


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employees, attorneys, accountants or other advisors by virtue of the transactions contemplated by this Commitment Letter or its other relationships with you to other companies. You also acknowledge that none of GE Capital, UBS, GECM or any of their respective affiliates has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or furnish to you, the Target and your and their respective officers, directors, employees, attorneys, accountants or other advisors, confidential information obtained by GE Capital, UBS, GECM or any of their respective affiliates from other companies. Notwithstanding anything to the contrary contained herein, GE Capital acknowledges that its affiliate, GE Healthcare Financial Services, Inc. ("GEHFS"), and UBS acknowledges that any of its affiliates operating in the healthcare market, will not act on behalf of a company other than Innovations or its affiliates in connection with the Acquisition in any manner which conflicts with the interests of Innovations and its affiliates; provided, that (i) the foregoing shall in no way limit the activities of GE Capital or any of its affiliates (other than GEHFS) or UBS or any of its affiliates (other than such affiliates in the healthcare market) and (ii) the restrictions on GEHFS' and such UBS healthcare affiliates' activities set forth in this sentence shall have no further force or effect upon expiration or termination of the commitment provided for herein.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you, GE Capital, UBS or GECM has been or will be created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether GE Capital, UBS, GECM and/or their respective affiliates have advised or are advising you on other matters and (b) you will not bring or otherwise assert any claim against GE Capital, UBS or GECM for breach of fiduciary duty or alleged breach of fiduciary duty and agree that none of GE Capital, UBS or GECM shall have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.

Assignments and Amendments.

This Commitment Letter shall not be assignable by you without the prior written consent of GE Capital and UBS (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Indemnified Persons. Each of GE Capital and UBS may transfer and assign its commitment hereunder, in whole or in part, to any of its affiliates or to any other prospective Lender in connection with the Primary Syndication or otherwise. Upon such assignment, GE Capital or UBS shall be released from the portion of its commitment hereunder that has, as the case may be, been so transferred and assigned with the consent of Innovations (not to be unreasonably withheld or delayed).

This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, GE Capital and UBS. GE Capital, UBS and GECM may perform the duties and activities described hereunder through any of their respective affiliates and the provisions of the paragraph entitled "Indemnity" shall apply with equal force and effect to any of such affiliates so performing any such duties or activities.


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Counterparts and Governing Law.

This Commitment Letter may be executed in counterparts, each of which shall be deemed an original and all of which counterparts shall constitute one and the same document. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Commitment Letter, including, without limitation, its validity, interpretation, construction, performance and enforcement.

Venue and Submission to Jurisdiction.

You consent and agree that the state or federal courts located in New York County, State of New York, shall have exclusive jurisdiction to hear and determine any claims or disputes between or among any of the parties hereto pertaining to this Commitment Letter, any transaction relating hereto, any other financing related thereto, and any investigation, litigation, or proceeding in connection with, related to or arising out of any such matters, provided, that you acknowledge that any appeals from those courts may have to be heard by a court located outside of such jurisdiction. You expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waive any objection which either of them may have based upon lack of personal jurisdiction, improper venue or inconvenient forum.

Waiver of Jury Trial.

THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS COMMITMENT LETTER, THE FEE LETTER, THE FINANCING AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

Survival.

The provisions of this letter set forth under this heading and the headings "Syndication", "Information", "Expenses", "Confidentiality", "Indemnity", "Assignments and Amendments", "Counterparts and Governing Law", "Venue and Submission to Jurisdiction" and "Waiver of Jury Trial" shall survive the termination or expiration of this Commitment Letter and shall remain in full force and effect regardless of whether the Financing closes or Financing Documentation shall be executed and delivered; provided that in the event the Financing closes or the Financing Documentation shall be executed and delivered, the provisions under the heading "Syndication" shall survive only until the completion of the Primary Syndication (as determined by GECM).

Integration.

This Commitment Letter and the Fee Letter supersede in their entirety any and all discussions, negotiations, understandings or agreements (including, without limitation, (a) that certain


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Commitment Letter dated May 9, 2007 issued by GE Capital and UBS to Innovations, and (b) that certain Fee Letter dated May 9, 2007 between GE Capital, UBS and Innovations), written or oral, express or implied, between or among the parties hereto (either individually or collectively) and any other person as to the subject matter hereof.

Patriot Act.

GE Capital and UBS hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (as amended, the "PATRIOT Act"), each Lender may be required to obtain, verify and record information that identifies the Borrowers, which information includes the name, address, tax identification number and other information regarding the Borrowers that will allow such Lender to identify the Borrowers in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to each Lender.

Please indicate your acceptance of the terms hereof and of the Fee Letter by signing in the appropriate space below and in the Fee Letter and returning to each of GE Capital and UBS such signature pages to this Commitment Letter and the Fee Letter by 5:00 p.m., New York time on May 14, 2007. Unless extended in writing by GE Capital and UBS (which extension may be granted or withheld by GE Capital and UBS in their sole discretion), the commitments contained herein shall expire on the first to occur of (a) the date and time referred to in the previous sentence unless you shall have executed and delivered a copy of this Commitment Letter and the Fee Letter as provided above together with the payment of all fees required to be paid under the Fee Letter upon the acceptance of the Commitment Letter, (b) the termination of the Acquisition Agreement, and (c) at 5:00 p.m. New York time on September 30, 2007, unless the transactions contemplated and described by this Commitment Letter are consummated on or before that date on the terms, and subject to the conditions, contained herein.

                  [Remainder of Page Intentionally Left Blank]

                                        Sincerely,

                                        GENERAL ELECTRIC CAPITAL CORPORATION


                                        By: /s/ Andrew D. Moore
                                            ------------------------------------
                                        Name: Andrew D. Moore
                                        Its: Duly Authorized Signatory


                                        UBS LOAN FINANCE LLC


                                        By: /s/ James Boland
                                            -----------------------------------
                                        Name: James Boland
                                        Its: Managing Director


                                        By: /s/ Eric Bootsma
                                            ------------------------------------
                                        Name: Eric Bootsma
                                        Its: Director & Counsel
                                             Region Americas Legal

AGREED AND ACCEPTED AS OF THE DATE
FIRST WRITTEN ABOVE

INVERNESS MEDICAL INNOVATIONS INC.


By: /s/ David Teitel
    ---------------------------------
Name: David Teitel
Its: CFO

                       [Commitment Letter Signature Page]

                                SUMMARY OF TERMS

                   $1.3 BILLION SENIOR SECURED CREDIT FACILITY

                                       FOR

                       INVERNESS MEDICAL INNOVATIONS, INC.

                                MAY 14, 2007(1)

ADMINISTRATIVE AGENT:            General Electric Capital Corporation ("GE
                                 Capital" or "Agent").

JOINT LEAD ARRANGERS:            GE Capital Markets, Inc. and UBS Securities LLC

SOLE BOOKRUNNER:                 GE Capital Markets, Inc.

LENDERS: GE Capital, UBS and other lenders acceptable to Agent.

BORROWERS:                       Certain subsidiaries of Inverness Medical
                                 Innovations, Inc. ("Innovations") to be
                                 determined (collectively, the "Borrowers"). The
                                 Borrowers and the Guarantors (as defined below)
                                 are collectively referred to herein as the
                                 "Credit Parties".

GUARANTORS:                      Innovations and all of the U.S. subsidiaries of
                                 Innovations after giving effect to the
                                 Acquisition other than SelfCare-PBM, LLC and
                                 Inverness Medical Investments, LLC
                                 (collectively, the "Guarantors"). There shall
                                 be no guarantees from the Target or its
                                 subsidiaries prior to the Merger Funding Date
                                 (as hereinafter defined).

SUMMARY OF TERMS FOR REVOLVER

----------
(1) Defined terms not otherwise defined herein shall have the meaning ascribed to such terms in the letter to which this Summary of Terms is attached.

MAXIMUM AMOUNT:                  $150 million (including a Letter of Credit
                                 Subfacility of up to an amount to be
                                 determined). Letters of Credit will be issued
                                 either by a bank and/or by GE Capital and/or
                                 one of its affiliates on terms acceptable to
                                 Agent, and will be guaranteed or otherwise
                                 backed by the Revolver lenders. The Revolver
                                 commitment will also include a swing line
                                 subfacility of up to an amount to be
                                 determined.

CLOSING DATE; TERM:              Commencing on the date the Financing is
                                 consummated (the "Closing Date") which shall be
                                 the date the that Acquisition Co. acquires the
                                 Shares of Target pursuant to the Tender Offer,
                                 and ending on the sixth anniversary of the
                                 Closing Date.

MERGER FUNDING DATE:             The date on which an extension of credit under
                                 the Financing is made to consummate the Merger
                                 (such date being the "Merger Funding Date").

SUMMARY OF TERMS FOR TERM
LOAN B

AMOUNT: (a) an amount not to exceed $1,150 billion to be advanced on the Closing Date or (b) if the contemplated joint venture transaction with
                                 Procter & Gamble (the "JV") has been
                                 consummated prior to the Closing Date, an amount not to exceed $850 million to be advanced on the Closing Date (it being understood that under this clause (b) GE
                                 Capital's Term Loan B commitment and/or loan shall be reduced to $750 million and UBS' Term
                                 Loan B commitment and/or loan shall be reduced to $100 million), in each case, the "Term Loan
                                 B Commitment".

TERM:

                                 Commencing on the Closing Date and ending on the seventh anniversary thereof (the "Term Loan
                                 B Termination Date").

AMORTIZATION:                    Amortization payable in quarterly installments
                                 equal to 0.25% of the Term Loan B Commitment,
                                 with the remaining outstanding principal and
                                 accrued interest thereon due and payable on the
                                 maturity date of the Term Loan B.

TERMS OF GENERAL APPLICABILITY

USE OF PROCEEDS:                 The Revolver and the Term Loan B (collectively,
                                 the "Facilities") made on the Closing Date and
                                 the Merger Funding Date will be used to
                                 partially finance the Acquisition, to refinance
                                 existing Indebtedness of Innovations and its
                                 subsidiaries and to fund certain fees and
                                 expenses associated with the Transaction and
                                 the Financing. Revolving Loans made after the
                                 Closing Date will be used for Borrowers'
                                 working capital purposes, capital expenditures,
                                 permitted acquisitions and other general
                                 corporate purposes as provided for in the
                                 Financing Documentation.

MATURITY:                        Notwithstanding anything to the contrary
                                 contained herein, at any point prior to the
                                 Term Loan B Termination Date the Facilities
                                 shall mature and all obligations thereunder
                                 shall be immediately due and payable in full
                                 upon the earlier of (a) the date the put option
                                 contemplated by certain share purchase
                                 arrangements (the "Share Purchase
                                 Arrangements") to be entered into among
                                 Innovations and Procter & Gamble in connection
                                 with the JV (the "Put Option") is consummated
                                 if an Event of Default exists immediately after
                                 giving effect thereto or if the Borrowers'
                                 would not be in compliance with the financial
                                 covenants after giving effect thereto
                                 (determined for this purpose on a pro forma
                                 basis as if the Put Option was consummated on
                                 the valuation date of the Put Option in
                                 accordance with the terms of the Share Purchase
                                 Arrangements), (b) the date that is 6 months
                                 prior to the scheduled maturity of the Senior
                                 Subordinated Debt or (c) on the first
                                 anniversary of the Closing Date if the Merger
                                 has not been consummated by such date in
                                 accordance with the Acquisition Agreement.

BORROWER REPRESENTATIVE:         Innovations.

INTEREST:

   Rates: On the Closing Date and for thirty (30) days after the Merger Funding Date, all Loans will bear interest at a floating rate equal to the Index Rate plus the Applicable Margin(s).
                                 Thereafter, at Borrower Representative's option, all Loans will bear interest at either
                                 (a) a floating rate equal to the Index Rate plus the Applicable Margin(s) or (b) absent a default, a fixed rate for periods of one, two or three months equal to the reserve adjusted
                                 London Interbank Offered Rate ("LIBOR Rate") plus the Applicable Margin(s).

   Payment Dates:                Interest will be payable monthly in arrears for
                                 Index Rate loans and at the expiration of each
                                 LIBOR period for LIBOR loans.

   Other Terms:                  All interest will be calculated based on a 360
                                 day year and actual days elapsed; provided,
                                 that interest on Index Rate loans will be
                                 calculated based on a 365/366 day year and
                                 actual days elapsed. The Financing
                                 Documentation will contain (a) LIBOR breakage
                                 provisions and LIBOR borrowing mechanics, (b)
                                 LIBOR Rate definitions, and (c) the Index Rate
                                 definition will equal the higher of the prime
                                 rate as reported by The Wall Street Journal or
                                 the overnight Federal funds rate plus 50 basis
                                 points.

INTEREST RATE PROTECTION:        Within a time period to be agreed following the
                                 Closing Date, at least 35% of the aggregate
                                 principal amount of the total consolidated
                                 indebtedness of Innovations and its
                                 subsidiaries shall be (a) covered by interest
                                 rate protection agreements and/or (b) subject
                                 to fixed rate terms, in each case, on terms
                                 (including with respect to tenor) and with
                                 counterparties, if applicable, reasonably
                                 satisfactory to Agent. Any such interest rate
                                 protection agreements may be obtained, if
                                 requested, through GE Capital.

APPLICABLE MARGINS:              The following Applicable Margins (consisting of
                                 per annum rate margins) shall apply for the
                                 loans prior to the consummation of the JV, as
                                 applicable:


                                 Applicable Revolver Index Margin        1.50%
                                 Applicable Revolver LIBOR Margin        2.50%
                                 Applicable Term Loan B Index Margin     1.50%
                                 Applicable Term Loan B LIBOR Margin     2.50%
                                 Applicable L/C Margin                   2.50%
                                 Applicable Unused Facility Fee Margin   0.50%

                                 The following Applicable Margins (consisting of per annum rate margins) shall apply for the loans after the consummation of the JV, as applicable:

                                 Applicable Revolver Index Margin        1.25%
                                 Applicable Revolver LIBOR Margin        2.25%
                                 Applicable Term Loan B Index Margin     1.25%
                                 Applicable Term Loan B LIBOR Margin     2.25%
                                 Applicable L/C Margin                   2.25%
                                 Applicable Unused Facility Fee Margin   0.50%

FEES: In addition to the fees payable to GE Capital and UBS as specified in the Fee Letter, the following fees will be payable to Agent under the Financing Documentation:

   Letter of Credit Fee:         Equal to the Applicable L/C Margin per annum
                                 (calculated on the basis of a 360-day year and
                                 actual days elapsed) on the face amount of the
                                 letters of credit under the Revolver, payable
                                 monthly in arrears, plus any costs and expenses
                                 incurred by Agent in arranging for the issuance
                                 or guaranty of Letters of Credit and any
                                 charges assessed by the issuing financial
                                 institution.

   Unused Revolver Fee:          Equal to the Applicable Unused Facility Fee
                                 Margin per annum (calculated on the basis of a
                                 360-day year and actual days elapsed) on the
                                 average unused daily balance of each of the
                                 Revolver, payable monthly in arrears.

   Unused Term Loan B Fee:       Equal to the Applicable Unused Facility Fee
                                 Margin per annum (calculated on the basis of a
                                 360-day year and actual days elapsed) on the
                                 undrawn portion of the Term Loan B Commitment,
                                 payable monthly in arrears.

DEFAULT RATES:                   From and after the occurrence of a default, the
                                 interest rates applicable to all Loans and the
                                 Letter of Credit Fee will be increased by 2%
                                 per annum over the interest rate or Letter of
                                 Credit Fee otherwise applicable and such
                                 interest and fees will be payable on demand.

SECURITY:                        All obligations of Borrowers under the
                                 Facilities and under any interest rate
                                 protection or other hedging arrangements
                                 entered into with or supported by a Lender (or
                                 any affiliate of any Lender) and of the
                                 Guarantors under the guarantees will be secured
                                 by a first priority perfected security
                                 interests in all existing and after-acquired
                                 real and personal property of Borrowers and
                                 each Guarantor (including (i) to the extent
                                 permitted by the Federal Reserve's Margin
                                 Regulations, Acquisition Co. and the Shares of
                                 the Target and (ii) on and after the Merger
                                 Funding Date, the Target), including, without
                                 limitation, 100% (or, in the case of Excluded
                                 Foreign Subsidiaries, 66%) of the outstanding
                                 equity interests (the "Pledged Stock") in their
                                 subsidiaries that are not Excluded Foreign
                                 Subsidiaries (the "Collateral"). The
                                 organizational documents of Acquisition Co.
                                 will be satisfactory in all respects and will
                                 provide that Acquisition Co.'s sole business
                                 and activities will be those relating to the
                                 Transaction.

                                 The Collateral will be free and clear of other liens, claims, and encumbrances, except permitted liens and encumbrances customary for a transaction of this nature and otherwise acceptable to Agent (to be set forth in the Financing Documentation).

                                 "Excluded Foreign Subsidiary" means any
                                 non-U.S. subsidiary of Innovations (a) for which the failure to include such subsidiary as an "Excluded Foreign Subsidiary" hereunder would result in materially adverse tax consequences to Borrowers, the Guarantors and their subsidiaries (including such subsidiary), taken as a whole and (b) that has not guarantied or pledged any of its assets or suffered a pledge of all of its stock, with substantially similar tax consequences, to secure, directly or indirectly, any indebtedness (other than under the Financing) of Borrowers or any Guarantor (excluding such subsidiary).

                                 Agent is authorized to pre-file financing statements and other evidences of liens with respect to all of the Collateral, including
                                 "all-assets" filings, if applicable, naming
                                 Agent as secured party.

MANDATORY PREPAYMENTS:           Borrowers shall make prepayments against
                                 principal in the following amounts: (a) subject
                                 to threshold amounts and reinvestment
                                 provisions to be agreed upon, all net proceeds
                                 of any sale or other disposition of any of
                                 assets of Innovations, Borrowers or any of
                                 their respective subsidiaries (other than the
                                 sale of inventory in the ordinary course), (b)
                                 subject to exceptions for repairs and
                                 replacements, all net insurance proceeds or
                                 other awards payable in connection with the
                                 loss, destruction or condemnation of any assets
                                 of Innovations, Borrowers or any of their
                                 respective subsidiaries, (c) subject to
                                 exceptions to be agreed upon, 100% of the net
                                 cash proceeds from the sale or issuance of debt
                                 securities, and (d) annually, 50% of
                                 consolidated Excess Cash Flow. The definition
                                 of Excess Cash Flow will be mutually agreed
                                 upon in the definitive Financing documents.
                                 Notwithstanding anything to the contrary
                                 contained herein, mandatory prepayments
                                 required due to sales of assets in connection
                                 with the JV shall equal an amount such that
                                 after giving effect to such prepayment,
                                 pro-forma consolidated total leverage of
                                 Innovations and its subsidiaries does not
                                 exceed 7.1 to 1.00.

                                 Mandatory prepayments will be applied to the outstanding Loans: first, ratably to the scheduled installments of Term Loan B, next to the swing line loans, if any, and then to the outstanding principal balance of the Revolver, which shall not effect a permanent reduction to the Revolver, and then to cash collateralize
                                 Letters of Credit.

VOLUNTARY PREPAYMENTS:           Borrowers may voluntarily prepay all or any
                                 portion of the Term Loan B, in minimum amounts
                                 of $5 million at any time, upon at least 5
                                 days' prior written notice. All voluntary
                                 prepayments will be accompanied by LIBOR
                                 breakage costs, if any.

 FINANCIAL REPORTING:            The Financing Documentation will require the
                                 Borrowers, on a quarterly basis, to provide to
                                 Agent and Lenders internally prepared financial
                                 statements. Annually, Borrowers will be
                                 required to provide audited financial
                                 statements, a board approved operating plan for
                                 the subsequent year, and a communications
                                 letter from Innovations' and Borrowers'
                                 auditors. Borrowers will provide, on an as
                                 requested basis, other information reasonably
                                 requested by Agent (or UBS through Agent). All
                                 financial statements shall be prepared on a
                                 consolidated and consolidating basis in a
                                 manner consistent with the information provided
                                 pursuant to the Borrowers' existing senior
                                 credit facility but with any changes thereto
                                 required by Agent or UBS as a result of the
                                 Acquisition. In addition, Borrowers will
                                 provide to Agent and Lenders information
                                 related to any capital call requirements or
                                 other obligations to be incurred by Innovations
                                 or any of its affiliates in connection with the
                                 JV.

DOCUMENTATION:                   The Financing Documentation will contain
                                 representations and warranties; conditions
                                 precedent; affirmative, negative and financial
                                 covenants (including, without limitation,
                                 minimum interest coverage and maximum total
                                 leverage); indemnities; events of default and
                                 remedies consistent with the terms hereof.
                                 Relevant documents, such as Transaction
                                 documents, subordination and intercreditor
                                 agreements, equity or stockholder agreements,
                                 incentive and employment agreements, tax
                                 agreements, other material agreements, and
                                 customary closing documentation (including
                                 without limitation satisfactory evidence of
                                 solvency) to be reasonably acceptable to Agent
                                 and UBS.

ASSIGNMENTS AND
PARTICIPATIONS:                  Lenders will be permitted to make assignments
                                 in minimum amounts that are integral multiples
                                 of $1 million (unless such assignment is of a
                                 Lender's entire interest in the Revolver or
                                 Term Loan B, as applicable) to other financial
                                 institutions acceptable to Agent and, so long
                                 as no event of default has occurred and is
                                 continuing, Borrower Representative, which
                                 acceptances shall not be unreasonably withheld
                                 or delayed; provided, however, that neither the
                                 approval of Borrower Representative or Agent
                                 shall be required in connection with
                                 assignments to other Lenders (or to affiliates
                                 or approved funds of Lenders).

OTHER TERMS:                     Without limiting any other provision hereof,
                                 the Financing Documentation will require, among
                                 other things, compliance with covenants
                                 pertaining to the following terms and
                                 conditions (all in form and substance
                                 reasonably satisfactory to Agent and UBS).

                                 -    Limitations on commercial transactions,
                                      management agreements, service agreements, and borrowing transactions between any
                                      Borrower and its officers, directors,
                                      employees and affiliates and, subject to exceptions to be agreed upon, intercompany loans among Borrowers.

                                 - Limitations on, or prohibitions of, cash dividends, other distributions to equity holders, payments in respect of subordinated debt, payment of management fees to affiliates and redemption of common or preferred stock.

                                 -    Subject to compliance with the Federal
                                      Reserve's Margin Regulations and
                                      exceptions to be agreed upon, prohibitions of mergers, acquisitions, sale of any Borrower, its stock or a material portion of its or any of its affiliates assets.

                                 -    Prohibitions of a direct or indirect
                                      change in control of Innovations and
                                      Borrowers.

                                 -    Limitations on capital expenditures.

OTHER CONDITIONS:                GE Capital's and UBS' commitments with respect
                                 to the Financing are conditioned upon the
                                 satisfaction of the conditions set forth on
                                 Schedule I hereto as of the Closing Date and
                                 the Merger Funding Date (all in form and
                                 substance reasonably satisfactory to Agent).

GOVERNING LAW:                   New York.

COUNSEL TO AGENT:                Paul, Hastings, Janofsky & Walker LLP.

                                   SCHEDULE I
                                       TO
                                SUMMARY OF TERMS
             CONDITIONS TO CLOSING DATE AND THE MERGER FUNDING DATE

     The availability of each of the Facilities, in addition to the conditions set forth in the Commitment Letter, shall be subject to the satisfaction of the following conditions:

1. Financing Documentation. With respect to the Financing, all Financing Documentation, including a credit agreement incorporating substantially the terms and conditions outlined herein, shall be in form and substance reasonably satisfactory to GE Capital and UBS, together with customary closing documentation. There shall exist no uncured material default (subject, in the case of representations, to the Specified Representations) under any of the Financing Documentation and the Specified Representations of Innovations and the Borrowers set forth in the Financing Documentation shall be true and correct immediately prior to, and after giving effect to, the extension of credit under the Financing.

2. Closing Documents. GE Capital and UBS shall have received all customary closing documents and instruments, including (a) reasonably satisfactory opinions of counsel (including local counsel as requested) and (b) such corporate resolutions, certificates and other documents as shall be reasonably requested.

3. Regulatory Documentation. GE Capital and UBS shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the U.S.A. Patriot Act.

4. Acquisition. The Acquisition Agreement (including all schedules and exhibits thereto) shall not be altered, amended or otherwise changed or supplemented in any material respect from the draft Acquisition Agreement provided to GE Capital and UBS and dated May 14, 2007 or any condition therein waived without the prior written consent of the Lenders adversely affected thereby. With respect to the initial extension of credit under the Financing on the Closing Date, the Acceptance Time (as defined in the Acquisition Agreement) shall have occurred (or shall occur concurrently with the initial extension of credit under the Financing on the Closing
     Date) in accordance with the Acquisition Agreement and in compliance in all material respects with applicable law. With respect to the extension of credit under the Financing on the Merger Funding Date, the Effective Time (as defined in the Acquisition Agreement) shall have occurred (or shall occur concurrently with such extension of credit under the Financing on the Merger Funding Date) in accordance with the Acquisition Agreement and in compliance in all material respects with applicable law.

5. Indebtedness. After giving effect to the Transaction, Innovations, the Borrowers, the Target and their respective subsidiaries shall have no outstanding indebtedness or preferred stock other than (i) the loans and other extensions of credit under the Financing, (ii) any indebtedness in respect of the Senior Subordinated Debt, (iii) preferred stock outstanding on the date hereof or any right, warrant or other agreement to issue preferred stock outstanding under agreements in effect as of the date hereof, (iv) purchase money indebtedness and capital leases in connection with the acquisition of equipment and real estate used in connection with the business, (v) any indebtedness in respect of the Senior Subordinated Convertible Notes, and (vi) other limited indebtedness for borrowed money to be agreed upon.

6. Consents. All material governmental consents and approvals required as a condition to the Acquisition under the terms of the Acquisition Agreement shall have been obtained and shall remain in effect and all applicable waiting periods shall have expired or been terminated and all other foreign antitrust and competition approvals required to consummate the Acquisition shall have been obtained (in the case of foreign legal requirements or approvals, only if such legal requirements or approvals: (a) would have suspensory effect, (b) if not obtained would reasonably be expected to result in material limitations on the ownership or operation by the Borrowers of the assets of Innovations, the Borrowers, and their subsidiaries or the Target or (c) if not obtained, would subject Innovations, the Borrowers, Acquisition Co. or the Target to the payment of a material fine or penalty); and no law or regulation shall be applicable in the reasonable judgment of GE Capital or UBS that restrains, prevents or imposes materially adverse conditions upon the Transaction or the Financing.

7. Costs and Expenses. All costs, fees and expenses of GE Capital and UBS (including the reasonable fees and expenses of counsel for each of GE Capital and UBS) shall have been paid.

8. Receipt of Pro Forma Financial Statements. Innovations shall have delivered pro forma consolidated balance sheet and related pro forma consolidated statements of income and other pro forma information in conformity with Regulation S-X of Innovations as of and for the twelve-month period ending at the most recent fiscal quarter ending at least 45 days prior to the Closing Date prepared after giving effect to the Transaction as if the Transaction had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements), in each case which financial statements shall have been prepared in a manner which is not materially inconsistent with the financial statements or forecasts previously provided to GE Capital and UBS.

9. Subordinated Debt Structure. Concurrently with the borrowings under the Financing, Innovations shall have received the gross cash proceeds of its offerings or incurrences, as applicable, of the Senior Subordinated Debt in a principal amount of $450 million less the principal amount of the Senior Subordinated Convertible Notes issued prior to the Closing Date to the extent necessary to finance the Transactions on the Closing Date and the Merger Funding Date, as applicable, after first funding the Term Loan B in an amount equal to the Term Loan B Commitment. The terms and conditions of and documentation for such debt shall be consistent with the terms of the commitment letter relating to the Senior Subordinated Debt dated the date hereof, including, as applicable, the amount of such proceeds, the extent of subordination, absence of security, amortization, limitations on remedies and acceleration, covenants, events of default, interest rate and other intercreditor arrangements and that all liens granted to Agent and Lenders to secure the obligations under the Facilities must constitute permitted senior indebtedness and senior liens, as applicable, under the terms of the Senior Subordinated Debt.